UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	20-0384222
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series C Mandatory Redeemable Preferred Shares, $10.00 liquidation preference per share	New York Stock Exchange

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and  is effective pursuant to General Instruction A(c), check the following box. ☑

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-193874

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

 The description of the Registrant’s Series C Mandatory Redeemable Preferred Shares, $10.00 liquidation preference per share, registered hereunder is incorporated by reference from the description thereof contained in the joint proxy statement/prospectus and in the related exhibits included in the Registration Statement on Form N-14 8C initially filed by the Registrant under the Securities Act of 1933, as amended, on February 11, 2014 (Registration No. 333-193874) and amended on March 26, 2014 and March 28, 2014, including the joint proxy statement/prospectus filed pursuant to Rule 497 on April 3, 2014.

Item 2.	Exhibits.

1.           The Registrant’s Articles of Amendment and Restatement are hereby incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, filed on January 30, 2004 (File Nos. 333-110143 and 811-21462).

2.           The Registrant’s Articles of Amendment are hereby incorporated by reference to Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form N-2, filed on December 4, 2012 (File Nos. 333-165006 and 811-21462).

3.           The Registrant’s Amended and Restated Bylaws are hereby incorporated by reference to Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form N-2, filed on December 4, 2012 (File Nos. 333-165006 and 811-21462).

4.           The Registrant’s form of common stock certificate is hereby incorporated by reference to Registrant’s Registration Statement on Form N-2, filed on September 14, 2007 (File Nos. 333-146095 and 811-21462).

5.           The form of Articles Supplementary establishing and fixing the rights of the Registrant’s Series C Mandatory Redeemable Preferred Shares are hereby incorporated by reference to Appendix B to the Registrant’s Merger Statement of Additional Information included in the Registration  Statement on Form N-14 8C initially filed by the Registrant under the Securities Act of 1933, as amended, on February 11, 2014 (Registration No. 333-193874) and amended on March 26, 2014 and March 28, 2014, including the joint proxy statement/prospectus filed pursuant to Rule 497 on April 3, 2014.

6.           The form of Moody’s Rating Guidelines applicable to the Registrant’s Mandatory Redeemable Preferred Shares are hereby incorporated by reference to Appendix A of the Statement of Additional Information filed with Post-Effective Amendment No 6 to the Registrant’s Registration Statement on Form N-2, filed on March 28, 2012 (File Nos. 333-146095 and 811-21462).

7.           The form of Fitch Rating Guidelines applicable to the Registrant’s Mandatory Redeemable Preferred Shares are hereby incorporated by reference to Appendix A of the

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Statement of Additional Information filed with Post-Effective Amendment No. 6 to Registrant’s Registration Statement on Form N-2, filed on March 28, 2012 (File Nos. 333-146095 and 811-21462).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ P. Bradley Adams
P. Bradley Adams
Chief Financial Officer

Date:  June 11, 2014